Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock of Neptune Wellness Resources Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 26th day of September, 2018.

RICHARD P. SCHOTTENFELD
/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
SCHOTTENFELD GROUP GP LLC
By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Manager
SCHOTTENFELD GROUP HOLDINGS, L.P.
By: Schottenfeld Group GP LLC, its general partner
By: /s/ Richard P. Schottenfeld
Richard P. Schottenfeld Manager
KOYOTE CAPITAL GROUP LLC
By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Authorized Person
KOYOTE TRADING LLC
By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld
Authorized Person

WINCHESTER HOLDINGS, L.L.C.
By:	/s/ Richard P. Schottenfeld
Richard P. Schottenfeld Manager
SCHOTTENFELD ASSOCIATES, L.P.
By: Winchester Holdings, L.L.C., its general partner
By: /s/ Richard P. Schottenfeld
Richard P. Schottenfeld Manager